EXHIBIT 10.33


                                  MEDQUIST INC.
                        1996 EMPLOYEE STOCK PURCHASE PLAN


         1. PURPOSE.

            This 1996 Employee Stock Purchase Plan (the "Plan") is intended to encourage and facilitate the purchase of the Common Stock of MedQuist Inc. (the "Company"), by employees of the Company, thereby providing employees with a personal stake in the Company and a long range inducement to remain in the employ of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986, as amended (the "Code").

         2. DEFINITIONS.

            2.1 Board. The "Board" is the Board of Directors of the Company.

            2.2 Common Stock. The "Common Stock" is MedQuist Inc. Common Stock, no par value.

            2.3 Eligible Compensation. The "Eligible Compensation" of each Participant is his or her regular rate of base compensation for a Grant Period determined as of the first day of the Grant Period on which the Participant is an Eligible Employee. "Eligible Compensation" does not include management incentives, variable commissions, bonuses, overtime, shift differentials, COLA adjustments, extended work-week premiums, amounts paid or accrued with respect to any qualified or nonqualified plan of deferred compensation or other employee welfare plan, payments for group insurance, hospitalization and similar benefits, perquisites reported as income, reimbursement for expenses and other forms of extraordinary pay. An employee's base pay shall be calculated by multiplying the employee's normal rate of pay as of the first day of the Grant Period on which the employee is an Eligible Employee by the number of pay periods between said first day and the end of the Grant Period.

            2.4 Eligible Employee. An "Eligible Employee" is an employee of the Company or of a Designated Subsidiary; provided, however, that the term "Eligible Employee" shall not include:

                2.4.1 Employees who are scheduled to work less than twenty (20) hours per week or less than five (5) months during the Grant Period; or

                2.4.2 Any employee who, immediately after the close of a Grant Period, owns five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or its subsidiaries as determined pursuant to Section 424(e) and (f) of the Code. For purposes of this Subsection 2.4.2, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and stock



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which the employee may purchase under outstanding options, whether or not granted under this Plan, shall be treated as stock owned by the employee.

            2.5 Exercise Dates. The "Exercise Dates" are June 30 and December 31 of each year.

            2.6 Fair Market Value. The "Fair Market Value" per share on any date shall be the last reported sale price of a Share of Common Stock on such date on the NASDAQ National Market or other over-the-counter market, the American Stock Exchange, or any other exchange on which the Common Stock is listed, or if no sale took place on such day, the last date on which a sale took place or, if none of the foregoing applies, a price determined by the Board of Directors.

            2.7 Grant Period. "Grant Periods" shall begin each January 1 and July 1, and shall end on the next June 30 and December 31, respectively.

            2.8 Participant. A "Participant" is an Eligible Employee of the Company who elects to participate in the Plan by filing an enrollment form with the Company as provided in Section 6.

            2.9 Purchase Price. The "Purchase Price" of a share of Common Stock shall be determined on the first and last days of each Grant Period, and shall be such amount as the Committee may determine from time to time, but in no event less than 85% of Fair Market Value on such date. Effective on the date of adoption of this Plan, and until such time that the Committee provides otherwise, the Purchase Price as of any date shall be 90% of Fair Market Value.

         3. ADMINISTRATION.

            3.1 The Plan shall be administered by a committee (the "Committee") selected by the Board. The Committee shall consist of not less than three (3) members who are members of the Board of Directors. An individual will not be eligible to serve on the Committee if the individual is a Participant. Each member of the Committee shall serve for a term commencing on a date specified by the Board and continuing until such member dies, resigns, becomes a Participant or is removed from office by the Board.

            3.2 From time to time the Committee may adopt such rules and regulations for carrying out the Plan as it may deem proper and in the best interest of the Company. All determinations of the Committee shall be made by a majority of its members. The interpretation of any provision of the Plan by the Committee shall be final and the Board shall adopt and place into effect the determinations of the Committee.

         4. STOCK SUBJECT TO THE PLAN.

            The stock subject to options under the Plan shall be authorized but unissued shares of the Company's Common Stock. The aggregate amount of stock for which options may be granted under the Plan shall be 250,000 shares, subject to adjustment in accordance


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with Section 12. In the event that an option granted under the Plan to any
Participant is unexercised at the end of a Grant Period as to any shares covered thereby, such shares thereafter shall be available for the granting of options under the Plan.

         5. GRANT OF OPTION.

            Options will be granted on the first and last day of each Grant Period. All Participants granted options under the Plan shall have the same rights and privileges. On each such date, each Participant who is an Eligible Employee on the first day of the Grant Period shall be granted an option by the Board to purchase whole shares of Common Stock. The maximum number of shares of Common Stock for which each Participant shall be granted an option on each date shall equal ten percent (10%) of the Participant's Eligible Compensation divided by the Purchase Price on such date. The number of shares elected to be purchased shall be determined by the amount of compensation designated by the Participant to be applied to such purchase. In the event that the maximum number of shares to be granted to all Participants on any date (determined according to the formula above) exceeds the total number of shares available for sale under the Plan pursuant to Section 4, the Committee shall make a pro rata allocation of the available shares among all Participants on such date based upon a uniform relationship to the Eligible Compensation of all Participants in effect on the date. The Committee may on the first day of each Grant Period decrease the percentage of Eligible Compensation set forth above to calculate the number of shares of Common Stock for which an Eligible Employee shall be granted options to a minimum of five percent (5%) or increase it to a maximum of twenty percent (20%). Notwithstanding the foregoing, in the event options are granted prior to the approval of this Plan by stockholders owning a majority of the common stock of the Company, such grant is expressly conditioned on subsequent approval of the Plan by the stockholders. Furthermore, both the grant and the exercise of any options under this Plan are expressly conditioned on the effective and continuing registration of this Plan under the Securities Act of 1933 or an available exemption from registration and effective registration or available exemption from registration under applicable state securities laws.

         6. ENROLLMENT, PAYROLL DEDUCTIONS AND CASH PAYMENTS.

            6.1 An employee who is not a Participant and who will be an Eligible Employee on the first day of a Grant Period may become a Participant pursuant to such procedure as the Company shall prescribe.

            6.2 Completion of an enrollment form in such a manner as the Company prescribes will allow an Eligible Employee to become a Participant by authorizing a regular payroll deduction from the Participant's Eligible Compensation on each pay day during the Grant Period at a rate which will result in not less than a five dollar ($5.00) deduction per pay day and which will not exceed the percentage of the Participant's Eligible Compensation designated by the Committee under Section 5 with respect to which an option to purchase shares has been granted.

            6.3 A participant's payroll deductions shall be retained in the Company's general corporate account and shall be credited to the Participant's stock purchase account


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under the Plan. No interest shall accrue on the amount credited to a
Participant's stock purchase account. Except as provided in Section 6.2, a Participant may not make any separate cash payment into his or her account. A Participant may change the amount of the payroll deduction and thereby elect to increase or decrease the number of shares of Common Stock the Participant has an option to purchase during the Grant Period.

            6.4 Payroll deductions for a Participant for each Grant Period shall commence on the first pay day following the first day of the Grant Period on which the Participant is an Eligible Employee and shall end on the last pay day prior to the end of the Grant Period, unless sooner terminated by the Participant as provided in Section 8.

            6.5 Individual stock purchase accounts will be maintained for each Participant in the Plan. A statement shall be provided to each Participant, at such time and in such manner as the Company shall prescribe, which sets forth the amount of the Participant's payroll deductions and any cash payments, the per share Purchase Price, the number of shares purchased, and the amount of the remaining balance, if any, credited to the Participant's stock purchase account.

         7. EXERCISE OF OPTION.

            7.1 On the Exercise Date in each Grant Period, each Participant shall be deemed to have exercised an option to purchase such number of whole shares of Common Stock as the credit to the Participant's stock purchase account on the Exercise Date will pay for at the lesser of the Purchase Price as determined as of the first day of the Grant Period and the Purchase Price as determined as of the last day of the Grant Period. No fractional shares of Common Stock shall be purchased. During the Participant's lifetime, the option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

            7.2 Any amount remaining credited to a Participant's stock purchase account on an Exercise Date, after the purchase of shares as provided above, shall continue to be credited to a Participant's stock purchase account and shall be available to be applied to the purchase of Common Stock on the next Exercise Date.

            7.3 No Participant may be granted an option under the Plan which would permit such employee's rights to purchase stock under all such employee stock purchase plans of the Company or its Subsidiaries to accrue at a rate which exceeds $25,000 in Fair Market Value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

            7.4 Shares of Common Stock purchased by a Participant under the Plan will be issued only in the name of the Participant, or if the Participant so indicates on his or her enrollment form or in writing, in the name of the Participant and any other person as joint tenants with rights of survivorship.

            7.5 As promptly as practicable after each Exercise Date of the Grant Period, the Company shall cause the number of shares purchased by each Participant to be registered on the stock transfer records of the Company in the name of the Participant.


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         8. WITHDRAWAL.

            A Participant, at any time and for any reason, may terminate participation in the Plan by delivering written notice of withdrawal to the Participant's appropriate payroll office. If a Participant withdraws from the Plan, the Participant shall not be eligible to again participate in the Plan for six (6) months thereafter, and the balance in the Participant's stock purchase account will be promptly refunded after receipt by the Company of the Participant's notice of withdrawal.

         9. TERMINATION OF EMPLOYMENT OR ELIGIBILITY.

            9.1 If the employment of a Participant terminates, such Participant's participation in the Plan automatically and without any act on his or her part shall terminate as of the date of the termination of his or her employment. The Company promptly will pay to the Participant the amount credited to his or her stock purchase account under the Plan (without interest), and thereupon the Participant's interest in the Plan and any options under the Plan shall terminate.

            9.2 In the event a Participant fails to meet the requirements of an Eligible Employee under the Plan on the Exercise Date in the Grant Period, as set forth in Section 2.4, the Participant will be deemed to have withdrawn from the Plan and the payroll deductions credited to such Participant's account will be promptly refunded to the Participant and no option to purchase shares of Common Stock shall be granted to such Participant.

            9.3 A Participant's withdrawal from participation in the Plan during a Grant Period shall preclude (i) such Participant's eligibility to participate in the Plan, and (ii) such Participant's eligibility to participate in any similar plan which has been or may be adopted by the Company, for a period of six (6) months thereafter.

         10. TRANSFERABILITY.

            Neither payroll deductions or cash payments credited to a Participant's stock purchase account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Section 8.

         11. RIGHTS OF A STOCKHOLDER.

            Each Participant shall have the rights or privileges of a stockholder of the Company with respect to shares purchased under the Plan when the shares have been registered in the name of the Participant on the stock transfer records of the Company.


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         12. CAPITAL ADJUSTMENT AFFECTING COMMON STOCK.

            In the event of a capital adjustment resulting from a recapitalization, stock dividend, stock split, reorganization, merger, consolidation or other change in capitalization affecting the present Common Stock, the Board may, at its option, terminate the Plan or make appropriate adjustments in the number of shares which may be issued and sold under the Plan and may make such other adjustments as it may deem equitable.

         13. TERMINATION AND AMENDMENTS TO PLAN.

            The Board, at any time, may terminate the Plan or from time to time, may amend the Plan without the approval of the stockholders of the Company subject to Section 21 hereof; provided, however, that no such amendment shall be made without the stockholders' approval which would (i) cause the Plan to fail to meet the requirements of an "employee stock purchase plan" as defined in
Section 423 of the Code, or (ii) permit a Participant to be a member of the Committee.

         14. TERMINATION OF THE PLAN.

            Upon termination of the Plan, the amount credited to the stock purchase accounts for all Participants shall be refunded promptly. The Exercise Dates may be accelerated by the Company in the event of a termination of the Plan.

         15. NON-GUARANTEE OF EMPLOYMENT.

            Nothing in the Plan or in any option granted pursuant to the Plan shall be construed as a contract of employment between the Company and its employees, or as a contractual right to continue in the employ of the Company, or as a limitation of the right of the Company to discharge its employees at any time.

         16. EXCLUSION FROM RETIREMENT AND FRINGE BENEFIT COMPUTATION.

            No portion of the award of options under this Plan shall be taken into account as "wages," "salary" or "compensation" for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, and disability, or
(iii) any form of extraordinary pay including but not limited to bonuses, sick pay and vacation pay.

         17. LIABILITY LIMITED; INDEMNIFICATION.

            17.1 To the maximum extent permitted by New Jersey law, neither the Company, Board or Committee nor any of its members, shall be liable for any action or determination made with respect to this Plan.


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            17.2 In addition to such other rights of indemnification that they may have, the members of the Board and Committee shall be indemnified by the Company to the maximum extent permitted by New Jersey law against any and all liabilities and expenses incurred in connection with their service in such capacity.

         18. GOVERNMENTAL REGULATIONS.

            The Company's obligation to sell and deliver the Common Stock under the plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.

         19. STOCKHOLDER APPROVAL.

            The Plan shall be subject to the approval of the stockholders owning a majority of the outstanding shares of the Common Stock, which approval must occur within the period beginning twelve (12) months before and ending twelve
(12) months after the date the Plan is adopted by the Board.

         20. OTHER TERMS AND CONDITIONS.

            The Committee may impose such other terms and conditions not inconsistent with the terms of the Plan, as it deems advisable, including, without limitation, restrictions and requirements relating to (i) the registration, listing or qualification of the Common Stock, (ii) the grant or exercise of options, or (iii) the shares of Common Stock acquired under the Plan. The Committee may require that a Participant notify the Company of any disposition of shares of Common Stock purchased under the Plan within a period of two (2) years subsequent to the Grant Date of the options exercised to purchase those shares.

         21. SECTION 16 COMPLIANCE.

            Any person who is an officer or director of the Company for purposes of Section 16 of the Securities Exchange Act of 1934, as amended, is required to comply with the requirements of Rule 16b-3 of such act, as it may be amended from time to time.

         22. MISCELLANEOUS.

            22.1 The headings in this Plan are for reference purposes only and shall not affect the meaning or interpretation of the Plan.

            22.2 Any provision in this Plan which adversely affects the validity or qualification of this Plan under Section 423 of the Code shall be deemed null and void without affecting the remaining provisions of this Plan.

            22.3 This Plan shall be governed by, and construed in accordance with, the laws of New Jersey, without regard to principles of conflict of laws.


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            22.4 All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the employee at the address contained in the records of the Company or to the Company at the Company's principal office.


                                 MedQuist Inc.


                                 By:      __________________________________

[Corporate Seal]                 Dated:   __________________________________



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